UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 16, 2017

Date of Report (Date of earliest event reported)

Toga Limited

(Exact name of registrant as specified in its charter)

Delaware	333-138951	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Suite 30-01, Level 30, Menara Standard Chartered, No 30, Jalan Sultan Ismail, 50250, Kuala Lumpur, Malaysia
(Address of principal executive offices)	(Zip Code)

+603-2110-6809

(Registrant’s telephone number)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 16, 2017, Toga Limited (the “Company”) filed a Certificate of Amendment with the Delaware Secretary of State whereby it amended Article IV of its Articles of Incorporation by increasing the Company’s authorized number of shares of common stock from one hundred million (100,000,00) shares to ten billion (10,000,000,000) shares and increasing all of its issued and outstanding shares of common stock at a ratio of fifty (50) shares for every one (1) share held. The authorized number of preferred shares remain unchanged at twenty million (20,000,000) shares. The Company’s Board of Directors approved this amendment on July 10, 2017. The Company’s shareholders holding an aggregate 99.77% of the shares approved the foregoing actions on July 10, 2017. An Information Statement on form Schedule 14-C was filed with the SEC on July 20, 2017 and was mailed to all of the Company’s shareholders of record on July 21, 2017.

On August 30, 2017, the Company filed an Issuer Company-Related Action Notification Form with FINRA requesting that the aforementioned forward-split and share increase be effected in the market. Subsequently, FINRA announced that the aforementioned 50-1 forward split will take effect at the open of business on September 11, 2017.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TOGA LIMITED

DATED: September 8, 2017	By: /s/ Toh Kok Soon
Toh Kok Soon
Chief Executive officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

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